Exhibit 10.10(a)
HORACE MANN SERVICE CORPORATION
EXECUTIVE CHANGE IN CONTROL PLAN

SCHEDULE A PARTICIPANTS

Note: The effective date of entry shall be subject to Section 4.2(a)

NAME OR TITLE	EFFECTIVE DATE OF
PARTICIPATION*

TIER I PARTICIPANTS
President and CEO	May 16, 2013

TIER II PARTICIPANTS
EVP and CFO	May 23, 2017
EVP, Strategy & Business Development	February 15, 2012
EVP, Property & Casualty	July 1, 2015

TIER III PARTICIPANTS
SVP, General Counsel, Corporate Secretary
and Chief Compliance Officer	January 30, 2016

*Subject to acceptance within 30 days of effective date of participation.

Last updated: April 6, 2018